[STAMP]
                                                    EXHIBIT 10.1(ah)

                                                    Lease No.
                                                    Stamp duty DKK


           INDENTURE OF LEASE FOR BUSINESS PURPOSES

Indenture of lease for use in leases in private leased-out premises used exclusively for other purposes than dwellings (business purposes). Prepared by the Danish Buildings and Dwellings Agency on 2 January 1996.

This indenture of lease states the parties to the lease and gives a description of the lease, as well as the Lessee's payment for the lease.

In addition, the rights and duties of the lease are regulated in the leasehold legislation applicable at any given, unless otherwise agreed by the parties.

A NUMBER OF PROVISIONS OF LEASEHOLD LEGISLATION CANNOT BE DEVIATED FROM, WHILE OTHERS CAN BE LAWFULLY DEVIATED FROM BY AGREEMENT. IF THE PARTIES WISH TO DEVIATE FROM THE GENERAL RULES OF LEASEHOLD LEGISLATION AND/OR THE INDENTURE OF LEASE, THE AGREEMENT MADE SHALL BE STATED IN CLAUSE 11 OF THE CONTRACT.

Agreed deviations cannot be stated directly in the text of the contract (by crossing out words or similar), unless the pre-printed text opens up for this possibility.

A FEW PROVISIONS OF THE PRE-PRINTED TEXT ARE WRITTEN IN ITALICS. THESE PROVISIONS CAN REPRESENT DEVIATIONS FROM THE GENERAL RULES OF LEASEHOLD LEGISLATION. If the parties have agreed on the provisions italicised in the contract, there is no need to reiterate the same provisions in Clause 11 of the contract.

Guidelines concerning indentures of lease for use in leases that concern premises used exclusively for other purposes than dwellings (business purposes) are an appendix to this Indenture of Lease.

CLAUSE 1. THE PARTIES AND THE LEASE

Lease:   Name of property:  Part of land reg. nos. 19, 66 and 88, Lunden association of houseowners, as well as parts of land reg.
                 no. 104, Svenstrup association of houseowners
         Location:          Elsmark and Lunden               Town: 6430 Nordborg


Lessor:  Name: Danfoss A/S                 Company no. (VAT reg. no.): 2016-5715
         Address: 6430 Nordborg
                  -hereinafter called the Lessor

Lessee:  Name: Danfoss Fluid Power A/S     Company no. (VAT reg. no.): 2016-1612
         Private address: 6430 Nordborg
                  -hereinafter called the Lessee

_______________________________________________________________________________

Area:          The total gross floor space of the lease is 66,672 sq m.
_______________________________________________________________________________
Drawing:       Is a drawing of the lease attached? (tick off)     X  Yes   No
_______________________________________________________________________________
Description:   Poss. description of the lease:
               The location of the leased premises and rooms are stated in the attached drawings. Clause 11 gives the various building numbers with the relevant area size.


CLAUSE 2. SPECIAL RULES CONCERNING THE USE OF THE LEASE

Use: The leased premises cannot be used - without the Lessor's written consent - for anything but:
               Sales, production and design, administration and appurtenant functions.
_______________________________________________________________________________
Right of use:  As agreed, the Lessee shall furthermore have access and right of use of the following premises:

               - see under Clause 11.
               -
               -
_______________________________________________________________________________
Exhibition/    THE LESSOR IS FREE TO DECIDE ON THE LOCATION OF SHOWCASES
advertising    AND VENDING MACHINES AND HOW PRODUCTS ARE TO BE DISPLAYED ON
               PAVEMENTS, ETC. THIS ALSO APPLIES TO SPECIALLY CONSPICUOUS
               SIGNPOSTING. NEON SIGNS ARE NOT TO BE PUT UP UNTIL THE LESSOR
               HAS GIVEN WRITTEN ACCEPTANCE. THE LESSEE MUST PAY ALL AND ANY
               COSTS IN CONNECTION WITH NEON SIGNS OR OTHER ADVERTISING AND MUST
               OBTAIN ANY REQUIRED PERMISSION FROM THE AUTHORITIES.
_______________________________________________________________________________
Extraordinary  IF OPERATING A SHOP LEADS TO AN EXTRAORDINARY INCREASE IN THE
expenditure:   INSURANCE PREMIUMS FOR THE BUILDING OR CHARGES TO AUTHORITIES,
               INCLUDING GARBAGE COLLECTION CHARGES, THE LESSEE MUST PAY THESE
               HIGHER AMOUNTS. IF RUNNING THE SHOP LEADS TO A SPECIAL WATER
               CONSUMPTION, THE LESSOR MAY INSIST THAT WATER METERS BE INSTALLED
               FOR THE LESSEE'S ACCOUNT. THE LESSEE WILL PAY SEPARATELY FOR
               WATER CONSUMPTION, BASED ON THE METER READINGS.
               See under Clause 11.
_______________________________________________________________________________
Trade:         If premises have been rented out to a shop in a given trade, the owner may not - unless otherwise agreed - lease other premises in the same building to a similar business or use such premises for running such a business itself. "Shop in a given trade" DOES NOT MEAN WHOLESALE, AND "BUILDING" MEANS A PROPERTY
               WITH A SEPARATE PROPERTY TAX ASSESSMENT. HOWEVER, LEASING TO
               SHOPS IN OTHER TRADES WHICH BY TRADITION OR BECAUSE OF CHANGING
               TRADE PATTERNS DISTRIBUTE THE SAME GOODS IS NOT EXCLUDED.

               If the lease goes to a speciality store, other premises in the building may be leased to a more general-natured shop, even if this has some of the same goods as the speciality store.

               IF THE LEASE IS FOR A GENERAL STORE, ONE ROOM IN THE BUILDING COULD WELL BE USED FOR OR LEASED TO SPECIALITY SHOPS, EVEN IF SUCH A SPECIALITY STORE CARRIES SOME OF THE SAME GOODS AS THE GENERAL STORE.


CLAUSE 3. COMMENCEMENT AND TERMINATION OF THE LEASE

Commencement:  The lease will commence on 3 May 2000 and will continue until terminated.

Termination:   Unless otherwise agreed and stated in Clause 11 of this
               contract, the Lessee may terminate this Indenture of Lease by giving three months' written notice to take effect on the first working day of a month.

               Unless otherwise agreed and stated in Clause 11 of this contract, the Lessor may, however, terminate leases on garages and stables by giving one month's notice to take effect from the first working day of a month.

               Termination on the part of the Lessor can only be effected in accordance with Sections 82 and 83 of the Rent Act.

               With respect to termination notices, reference is made to Clause 11.


               TERMINATION FROM EITHER PARTY MUST BE IN WRITING.

Note:          An agreed time restriction and/or interminability must be
               stated in Clause 11 of this Indenture of Lease.
_______________________________________________________________________________
Transfer:      Does the Lessee have the right to transfer the lease to a
               third party (tick off)                               Yes   X No

Re-entry:      If transfer is accepted, does the Lessee have the right to
               re-enter the lease? (tick off)                       Yes   X No

Note: Any special terms agreed for the Lessee's transfer of and re-entry into the lease must be stated in Clause 11 of this Indenture of Lease.


CLAUSE 4. PAYMENT OF RENT, ETC.

Annual rent:   The annual rent shall be DKK 29,616,156.00 exclusive of VAT
               (the basic rent)
_______________________________________________________________________________
Payment:       Rent, etc., falls due for payment the 1st day in advance of each (tick off)
               X month   quarter
_______________________________________________________________________________
                                       Excl. VAT          VAT         Total
The rent,      Rent           DKK   2,468,013.00      617,003.00   3,085,016.00
etc., is:      Heating, on account
               Water, on account
               Aerial contribution
               Running costs in addition
               to the rent:

               Total per month                             DKK     3,085,016.00

               Has the lease been registered for VAT purposes:   X Yes  No

Note: If the lease has not been registered for VAT purposes, completion of the Total column will suffice.
_______________________________________________________________________________

Running costs: Has it been agreed that in addition to the rent, the Lessee will
               pay running costs (tick off)                      X Yes   No

Note: If yes, Clause 11 of this Indenture of Lease must specify precisely which costs are to be paid and by which estimated amounts.
_______________________________________________________________________________

Taxes and charges:
               The rent includes taxes and charges as on 1st October 1999
               In the case of future changes to taxes and charges, the date stated here will be taken as the point of departure.
_______________________________________________________________________________

Place of payment:
               Rent, etc., shall be paid into the Lessor's account no. 3227-4730-160011 with Den Danske Bank, Sonderborg Branch
               (bank) or at a place designated by the Lessor. Payment to a bank shall be considered to constitute payment to the
               designated place of payment.
_______________________________________________________________________________

Regulation:    HAS IT BEEN AGREED BETWEEN THE PARTIES THAT BY MEANS OF
               SPECIAL REGULATION CLAUSES IT SHALL BE POSSIBLE TO REGULATE
               THE RENT ON ANOTHER BASIS THAN THE VALUE OF THE ITEMS LEASED?
               (tick off)                                          X Yes   No


Note: If it has been agreed that the rent can be regulated by means of a special regulation clause, such regulation clause shall be stated in Clause 11 herein, together with calculations illustrating the effect hereof.

               HAS IT MOREOVER BEEN AGREED BETWEEN THE PARTIES THAT THE
               LESSOR WILL IN ADDITION BE ABLE TO REGULATE THE RENT ON THE BASIS
               OF THE VALUE OF THE LEASED ITEMS? (tick off)            Yes  X No

Note: IF THE LESSOR HAS GRANTED THE LESSEE INTERMINABILITY, THE AGREED INTERMINABILITY SHALL NOT PREVENT THE INTRODUCTION OF RENT INCREASES IN ACCORDANCE WITH THE GENERAL RULES OF LEASE LEGISLATION OR ANY SPECIAL REGULATION CLAUSES AGREED.


CLAUSE 5. DEPOSIT

Deposit:       NOT LATER THAN       THE LESSEE SHALL PAY A DEPOSIT OF DKK 0.00
               CORRESPONDING TO         MONTHS' RENT.
_______________________________________________________________________________

Bank guarantee:Is the deposit partly or fully in the form of a bank
               guarantee? (tick off)                                   Yes  X No

               If yes, state the amount    DKK
_______________________________________________________________________________

Increase:      HAS IT BEEN AGREED THAT THE DEPOSIT CAN BE INCREASED WHEN THE
               RENT IS INCREASED? (tick off)                           Yes  X No
_______________________________________________________________________________

Payment: Not later than 3 May 2000, the Lessee shall pay the Lessor a total of DKK 2,468,013.00, corresponding to:

               Rent, etc. (total amount transferred from Clause 4) DKK
               2,468,013.00   Excl. VAT
               Deposit
               Stamp duty/land registry entry of Indenture of Lease
               Door sign

               Total                                DKK 2,468,013.00 Excl. VAT

               The above constitutes the first payment; the subsequent payment fall due on 1 June 2000.


CLAUSE 6. HEATING

Heating:       Will the Lessor supply heating and hot water? (tick off)
                                                                     X Yes   No

               Do the heating accounts include other costs than fuel costs?
               (tick off)                                            X  Yes  No

Note: If yes, Clause 11 of this Indenture of Lease must specify the costs to be paid and an estimate must be given of the amounts concerned.

               The heating account year starts on 1 January

CLAUSE 7. WATER

Water:         Will the Lessor supply water to the lease? (tick off)   X Yes  No

Meters:        Will the water cost be divided on the basis of individual
               consumption meters? (tick off)                           Yes X No

               Do the water accounts include other costs than the cost Yes X No of the water consumed? (tick off)

Note: If yes, Clause 11 of this Indenture of Lease must specify the costs to be paid and an estimate must be given of the amounts concerned.

               The water account year starts on 1 January


CLAUSE 8. EQUIPMENT

               The following equipment of the leased premises belong to the Lessor as the lease begins

               (tick off):

               Stove               Dish washer
               Refrigerator        Washing machine
               Kitchen hood        Tumble dryer
               Ventilation

               See Clause 11


CLAUSE 9. MAINTENANCE

Inside:        INSIDE MAINTENANCE OF THE LEASE WILL BE CARRIED OUT BY: (tick
               off)                                             Lessor  X Lessee

Outside: Unless otherwise agreed and stated in Clause 11 herein, outside maintenance will be carried out by the Lessor, with the exception of locks and keys.

CLAUSE 10. PETS; HOUSE RULES

Pets:          Is it permitted to have pets on the property? (tick off) Yes X No

Note:          If special terms have been agreed with respect to having pets on the premises, these must be stated in Clause 11 herein.
_______________________________________________________________________________

House rules:   As this Indenture of Lease is established, is there a set of
               house rules for the property? (tick off)                 Yes X No

               If house rules for the property exist, they must be enclosed.


CLAUSE 11. SPECIAL TERMS

DEVIATIONS:    This is where to list deviations from and additions to the general rules of lease legislation as well as clauses 1-10 of the standard indenture of lease.

               SUCH AGREEMENTS MAY ENTAIL FEWER RIGHTS FOR THE LESSEE OR MORE OBLIGATIONS FOR THE LESSEE THAN WOULD BE THE CASE UNDER THE GENERAL PROVISIONS OF LEASE LEGISLATION.

(CLAUSE 1 OF THE INDENTURE OF LEASE)

CLAUSE 1 THE LEASED BUILDINGS, LOCATED IN ELSMARK AND LUNDEN, NORDBORG, RESPECTIVELY.

               CALCULATED IN SQ M AS ON 3 MAY 2000.

              Building   Adm. area    Prod. area   Joint area      Total area
              A01        474          -            516             990
                         (plan 700)   -            (plan 700)      (plan 700)
              A03        27           -            -               27
                         (plan 400)   -                            (plan 400)
                          442         -            435             877
                         (plan 700)   -            (plan 700)      (plan 700)
                          270         -            248             518
                         (plan 800)                (plan 800)      (plan 800)
              D39        -            111          -               111
              D40        -            375          -               375
              E34        174          -            36              210
              LO2        2565         13286        6300            22151
              L04        2139         13119        4858            20116
              L05        183          1434         122             1739
              L16        12           600          237             849
              L20        363          1207         718             2288
              L21        132          -            34              166
              L31        263          1563         413             2239
              L32        1040         5514         2221            8775
              L35        164          2812         1401            4377
              L39        163          -            10              173
              L40        42           589          60              691

              Total      8453         40610        17609           66672

It is possible for the Lessor and the Lessee to conclude an agreement on extending the total area of the lease. Such extensions are to be described in more detail in an allonge enclosed to the Indenture of Lease.

If the area is changed, the Lessor will calculate the effect thereof on a monthly basis, which means that such changes will be reflected on the rent with effect from the subsequent change of months.

Both the Lessor and the Lessee may insist that a more physical separation be established for the areas now leased, e.g. in the form of the erection of brick walls, other access conditions, etc. The parties agree to share the direct costs involved.

Both the Lessor and the Lessee may request that the area now leased be combined to become one area (i.e. the combination of geographically spread-out premises). The party receiving such a request must be positive towards it and may not without reasonable cause reject the other party's request.

However, such a request cannot be made any sooner than five (5) years after the commencement of the lease. When the parties have agreed in writing of how to combine the areas and on the terms thereof, the other party shall be granted two (2) years in which to carry out the move/establish the new physical framework for the future lease.

The parties agree to share the direct costs involved in combining areas. If the combination of areas means that the Lessor has to erect new buildings for the Lessee's use, the model given below shall, however, be used for dividing the costs involved.

(CLAUSE 2 OF THE INDENTURE OF LEASE)

The Lessee has no right to sublease/lease out the leased premises or any part thereof without the Lessor's prior written acceptance.

The Lessee shall have access to the following joint areas on the rented premises: toilets, shared rooms (such as cleaning equipment storage rooms and kitchens), staircases, lifts, main entrances and statutory escape routes.

The use of localities and facilities of all types that belong to the Lessor and are not included in the Indenture of Lease is only possible following a written agreement between the Lessor and the Lessee.


KEY SYSTEM:
All premises are leased for use with the present key system. If the Lessee wishes to change this system in small or big parts of the lease, this will be for the Lessee's account and requires a prior written agreement with the Lessor.

In such a situation, the Lessor must - via "Danfoss Property Service" - be given the necessary number of keys to be able to carry out the necessary activities in the field of security and surveillance.

EMISSIONS, ETC.:
All kinds of emissions and discharges must comply with applicable legislation in the various fields.

If there is a rupture on the process equipment or other pollution occurs, the Lessee shall react immediately in accordance with regulations and systems applicable to the Lessor.

ENVIRONMENTAL POLLUTION:
The Lessor is liable for pollution caused in the time until the Indenture of Lease comes into force on 3 May 2000 to buildings or land covered by the leased area.

The Lessee shall be liable for pollution occurring on 3 May 2000 or subsequently to buildings or land covered by the leased area.

The Lessee has an obligation to inform the Lessor immediately if the Lessee becomes aware - or should have become aware - that the area in question is polluted, even if the Lessee has caused this pollution itself.

(CLAUSE 3 OF THE INDENTURE OF LEASE)

Either party may terminate the Indenture of Lease by giving five (5) years' notice.

However, the following has been agreed with respect to interminability:

The Lessee is granted interminability for ten (10) years, which means that - given the above notice - the Lessor cannot terminate the lease to take effect any sooner than 3 May 2015.

The Lessor is granted interminability for five (5) years, which means that - given the above notice - the Lessee cannot terminate the lease to take effect any sooner than 3 May 2010.

If investments in buildings are made that go beyond normal maintenance, such investments shall subsequently be charged from the Lessee in the form of a supplement to the basic rent. This supplement will be calculated as depreciation (based on the Lessor's depreciation rules) plus the Lessor's required return on the book value - at present 15%.

If the lease is vacated, any outstanding amount shall be paid.

If the lease or part of it ceases, the premises must be handed back in at least the same state as when the lease started, unless otherwise agreed between the Lessor and the Lessee.


(CLAUSE 4 OF THE INDENTURE OF LEASE)

The annual rent shall be paid monthly in advance with effect from 3 May 2000.

The rent has been fixed at DKK 466/SQ M/YEAR, which rate is the same for production areas, administrative areas and shared areas. However, the rent with respect to D39 and D40 (totalling 486 sq m) is only DKK 200/SQ M, since these two buildings are unheated barn buildings.

The basic rent has been fixed on the basis of the net price index for December 1999, which as 325.0. The rent will be adjusted on 1 May each year (first adjustment date is 1 May 2001) on the basis of the net price index for April determined in the same year, which means that the rent will be increased - or reduced - proportionately with the development of the index that forms the basis of the rent calculated until now. However, regardless of the development of the index, the rent may never be reduced to a lower amount than the basic rent fixed in this agreement plus subsequent regulations that result from the value of the leased premises, improvements or increase in taxes or charges. If the basis for the net price index is changed or is replaced by another criterion for ascertaining movements in the level of prices, the price index/new criterion thus modified shall apply to future rent regulation. However, it is a precondition that the parties are by and large in the same mutual position as before.

The rent covers:

- Outside maintenance of buildings and main installations. This is the climate shell of the buildings, i.e. facades, windows, industrial doors, normal doors and roofs.

-    Outside cleaning.
     Minding of green areas, maintenance of roads and pavements, including parking areas.
     Maintenance, repair and cleaning of the sewer system; snow clearance and gravelling.

-    Emergency equipment/guarding.
     All costs involved in emergency equipment, guarding, operation and maintenance of fire-fighting equipment and automatic fire alarm equipment.

-    Property administration.
     All costs relating to property administration, including the services and consulting necessary to maintain this function.

-    All-risk building insurance.

-    Depreciation.

-    Return on the value of the buildings.

The Lessor may insist on a rent increase as a result of increases in taxes and charges that concern the leased premises.

The Lessee will pay the following running costs in addition to the rent:
(estimated values based on 1999 costs)

Process waste water:        estimated at DKK 603,960
Environmental radio:        estimated at DKK 83,760
Cooling tower water:        estimated at DKK 813,240
Electricity consumption:    estimated at DKK 21,767,018
Coolants/lubricants/oils:   estimated at DKK 5,810,633
Gases:                      estimated at DKK 1,335,336
Pressurised air:            estimated at DKK 1,029,408
Demineralised water:        estimated at DKK 57,420
Helium:                     estimated at DKK 71,200
Ammonia:                    estimated at DKK 285,000

(CLAUSE 6 OF THE INDENTURE OF LEASE)

Heating:                    estimated at DKK 11,208,852

(incl. firing costs: costs of decentralised supply unit, CO(2) tax, energy tax, space heating charge and janitor service).

(CLAUSE 8 OF THE INDENTURE OF LEASE)

Equipment is not included in the lease.

The master supply installations belong to the buildings and thus belong to the Lessor, whereas process-determined installations belong to the Lessee. Reference is made to the enclosed publication: "GENERAL RULES OF AREA LEASING".

CLAUSE 12.  SIGNATURE

(CLAUSE 9 OF THE INDENTURE OF LEASE)

Maintenance of the supply installations in the buildings will be carried out by the Lessee and the Lessor, respectively, depending on where the installation belongs according to Clause 8.

With respect to other maintenance assignments, reference is made to the enclosed: "GENERAL RULES FOR AREA LEASING".

MODERNISATION WORK:

The Lessee shall participate financially in modernisation work on the leased premises on a pro rata basis, reflecting the area available to the Lessee in the building in question.

On storeys where the Lessee is represented, the Lessee shall participate in modernisation work on a pro rata basis, reflecting the Lessee's area on the storey or storeys in question.

In the case of an actual modernisation of the facade, e.g. of the administration building, the Lessee shall participate financially by an amount that constitutes the facade area of the rented offices seen in relation to the total area of the facade.

Date:                                  Date:

(signed)                               (signed)
For the Lessor                         For the Lessee


STAMP

ADDENDUM NO. 2 TO THE MASTER INDENTURE OF LEASE, DATED 3 MAY 2000, BETWEEN SAUER-DANFOSS A/S AND DANFOSS A/S, APPLICABLE TO NEW BUILDING CONSTRUCTION

CLAUSE 1.     THE PARTIES AND THE PREMISES LEASED

              Sauer-Danfoss A/S (SD) as Lessee and Danfoss A/S (DN) as Lessor hereby conclude the following agreement:

              For the use of SD, DN will arrange for the present factory building L32, located in Lunden Syd at Danfoss Nordborg, to be extended by 6,120 sq m towards the west.
              The location of the extension is stated in the enclosed plan of L32.

CLAUSE 2.     COMMENCEMENT OF THE LEASE

              The extension is expected to be ready for use on 1 NOVEMBER 2001, which date will thus also be the date when this allonge comes into force.
              The termination warning stated in the master indenture of lease shall be valid, in its full wording, also to this allonge.

CLAUSE 3.     COMPOSITION AND PAYMENT OF THE RENT

              The monthly rent for the premises composed by this allonge shall be paid monthly in advance, the first payment to be made on 1 November 2001; the rent is based on a market-determined analysis of industrial structures of the same type as the one involved here.
              The rent shall be DKK 650.00/sq m/year, corresponding to a monthly rent of DKK 331,500.00. On an annual basis the total rent is DKK 3,978,000.00.

              For rent regulation purposes, Clause 11, page 9 (special terms of the indenture of lease, Clause 4) of the master indenture of lease shall apply

CLAUSE 4.     CONSUMPTION AND SETTLEMENT OF MEDIA

              The Lessee will pay for his own water consumption. Water consumption shall be settled quarterly at a given rate per sq m of building area.

              In 2001, the monthly charge shall be DKK 5.15 per sq m. The final accounts of the Lessee's water consumption shall be submitted by the Lessor once a year. The accounting year shall be the accounting year used in the master indenture of lease. The water consumption cannot be determined at present.

              The Lessee shall pay for electricity consumption, charged on the basis of a separate electricity meter.

              In the case in hand, the total electricity consumption will be considered "light processing", charged at DKK 0.57 per kWh for the time being.

              To cover the Lessee's payment for electricity consumption, the Lessor shall charge the Lessee with a monthly amount to be paid on account. The payment on account shall be determined immediately after the allonge comes into force on 1 November 2001, regardless of any termination rules laid down in lease legislation.
              Once a year, the Lessor shall prepare accounts for the Lessee's consumption of electricity. The Lessee's electricity consumption is not known as this allonge is agreed, but is expected to be DKK 1,600,000.00 annually.

              Heating is supplied by the Lessor and is charged for 2001 at DKK 137.75 per sq m excl. VAT, as payment on account. The final accounts of the Lessee's total heating consumption shall be submitted by the Lessor once a year. These accounts shall use the same accounting year as the accounting year for the master indenture of lease.
              The total costs of heating are estimated to be DKK 843,030.00 excl. VAT.

CLAUSE 5.  MAINTENANCE, MODERNISATION

              Outside maintenance rests with the Lessor. This also includes fixed building installations.
              Inside maintenance rests with the Lessee.
              Reference is made to Clause 11 (Clause 4) of the master indenture of lease.

              If the new structure is modernised, the provisions of the master indenture of lease concerning renovation shall apply to the renovation and modernisation, as well as to the division of costs. Return and depreciation in such situations shall be settled on a monthly basis, also on the basis of the provisions of the master indenture of lease.

CLAUSE 6.  RELATION TO THE MASTER INDENTURE OF LEASE

              To the extent nothing else is expressly stated in the provision of this allonge, the provisions of the master indenture of lease shall also apply to the leased premises that are covered by this allonge.

CLAUSE 7.  RETURN AND DEPRECIATION

              The total building costs are assessed at present to become DKK 41,309,691.00 exclusive of VAT.
              This amount will subsequently be verified against the final building accounts.
              With respect to return and depreciation on the cost price of the extension, reference is made to the conditions on page 8
              (Clause 3), Clause 11 of the
              master indenture of lease.



Date:




---------------------------------------     ----------------------------------
               As Lessor                               As Lessee


==============================================================================

I, the undersigned, Ole Buhl certify the foregoing 14 pages (including this one) to be a true and faithful translation of photostats of the Danish original produced to me.

WITNESS my hand and my seal.

Kolding, 12th March 2001

/s/ Ole Buhl                                         [STAMP]

[STAMP]


Addendum A to Addendum No. 2 of Master Indenture of Lease, dated 3 May 2000, between Sauer-Danfoss A/S and Danfoss A/S, applicable to new building construction.

The parties agree that Clause 7 in Addendum 2 will be deleted and replaced by a Clause 7 with the following wording:

"Clause 7

At present, the total building construction costs are estimated at DKK 41,309,691, exclusive of VAT. This amount will subsequently be adjusted to match the actual construction accounts. The rent laid down in Clause 3 is not in the form of a supplement to the basic rent, where the supplement has been calculated as depreciation (using the Lessor's depreciation rules) plus the Lessor's required return ratio on the book value - at present 15%. Consequently, the rent will not decline over time - as assumed in Clause 3 of the Master Indenture of Lease, but has been fixed as described in Clause 3 of this Addendum.

Appendix 1a is a provisional calculation of the amortisation of the construction costs - at present DKK 41,309,691, exclusive of VAT - as an annuity over 25 years at 9% interest per year, with interest being added annually. When the construction work has been completed, the final costs will be determined and another appendix will be prepared, using the same depreciation time and interest rate.

The lease cannot be terminated by the Lessee for 25 years.

However, the Lessee is entitled to terminate the lease after the tenth year but before the end of the 25th year, always provided that on the date when the lease ends the Lessee pays the remaining value which according to appendix 1 has not yet been repaid. However, the Lessor is obliged to try to re-lease the premises; if the Lessor succeeds, the rent received from the new lessee shall be deducted from the before-mentioned remaining value, until the remaining value is zero. In this last-mentioned calculation, an interest rate of 9%, added annually, is also used when calculating the NPV of the payment series. However, the Lessee shall still be liable if the remaining value is not paid by the new lessee; in such case, the Lessee shall pay immediately after being requested to do so.

         CALCULATION OF REMAINING VALUE ON BUILDING EXTENSION (L32)

Investment:        DKK 41,500,000
Currency:          25 years, annuity
Interest rate:     9% p.a.


YEAR          DEPRECIATION OF THE YEAR       REMAINING VALUE, END-OF-YEAR
2001          489,959                        41,010,041
2002          534,056                        40,475,985
2003          582,121                        39,893,864
2004          634,512                        39,259,352
2005          691,618                        38,567,735
2006          753,863                        37,813,872
2007          821,711                        36,992,161
2008          895,665                        36,096,496
2009          976,275                        35,120,221
2010          1,064,140                      34,056,081
2011          1,159,912                      32,896,169
2012          1,264,304                      31,631,865
2013          1,378,092                      30,253,774
2014          1,502,120                      28,751,654
2015          1,637,311                      27,114,343
2016          1,784,669                      25,329,675
2017          1,945,289                      23,384,386
2018          2,120,365                      21,264,021
2019          2,311,197                      18,952,824
2020          2,519,205                      16,433,619
2021          2,745,934                      13,687,685
2022          2,993,068                      10,694,617
2023          3,262,444                      7,432,173
2024          3,556,064                      3,876,110
2025          3,876,110                      0

Internal Memo

From: Egon Hansen
To: Henrik Krabsen
Date: 8 March 2001

Rental agreement


The contract for L32 said that conditions for termination were the same as in the original contract, viz.:

1. Termination giving five years' notice, although not to take effect any earlier than 2010 for Lessee (S-D terminates)
2. Termination giving five years' notice, although not to take effect any earlier than 2015 for Lessor (Danfoss terminates)
3. Building investments carry 15% interest and are depreciated over 15 years. If vacating the premises, the Lessee will pay any remaining value.

The contract change for L32 has been introduced on the basis of item 3 above, where it has - however - been realised that 15% was too much.
On the other hand, the rent would fall to zero after 15 years. That did not appear clearly from the first contract for the L32 extension.
Giving the present change, the rent should be zero after 25 years. I will clarify that with Bo.

-------------------

I the undersigned, Ole Buhl, certify the foregoing 3 pages (including this one) to be a true and faithful translation of photostats in the Danish language produced to me.

WITNESS my hand and my seal.

Kolding, 13th March 2001

/s/ Ole Buhl                                                         [STAMP]